Exhibit 99.1

IGT AND TRWH TO CREATE NEW PARTNERSHIP TO PROTECT AND ENHANCE STATE GAMING REVENUES

Opportunity Allows for Expanded Economic Development

CONTACTS:
Patti Doyle: 401-374-2553; patti.doyle@gmail.com
Bill Fischer: 401-862-4652; bfischer@tnorthcomm.com

PROVIDENCE, RHODE ISLAND, JANUARY 30, 2020: In an unprecedented show of collaboration, IGT and Twin River Worldwide Holdings, Inc., (TRWH) unveiled today a proposal it hopes to form to work with the State to maximize economic development and keep IGT’s 1,100 jobs, increase investment in Rhode Island through new construction at Twin River Casino Hotel in Lincoln, ensure that the gaming floor and its slot machines continue to drive over $300 million a year to the State, minimize the risk of systems and technology conversions and overall, enhance Rhode Island’s gaming competitiveness with Massachusetts and Connecticut.

The net effect of these transactions would be the creation of a robust, three-way partnership among the State, IGT and Twin River that would benefit all Rhode Islanders. The proposed vehicles to achieve these results include the following:

New Joint Venture between IGT and TRWH

Robert K. Vincent, chairman of IGT Global Services and Marc Crisafulli, executive vice president of TRWH and president of the Rhode Island casinos, jointly announced the creation of a new company that will focus on creating and maintaining a competitive gaming machine offering. The new joint venture will be established effective January 1, 2022. The companies will make various investments that will result in IGT having a controlling 60% stake in the new company and Twin River owning the remaining 40%.

•The joint venture will be a licensed VLT provider and supply the entirety of the gaming machines to the Lottery. IGT-manufactured machines and multiple other manufacturers will supply the floor that will continue to be managed by efficiency rating system. IGT’s initial 40% share will increase or decrease based on performance relative to its competitors.

•A minimum annual replacement cycle will be set at 6% with flexibility to replace up to 8% in any year.

•At least 5% of the VLTs will be the highly popular premium machines to keep the gaming offering on par with regional competitors.

•As part of the process to create the joint venture, TRWH will seek licensing as a technology provider and will acquire approximately 23% of the slot floor from existing third party vendors. That is expected to commence on July 1, 2020.

•The new company will be governed by a five member board of directors with Jay Gendron, Chief Operating Officer of IGT to serve as its chairman and Mr. Crisafulli to serve as Vice Chairman. Remaining members will be jointly selected.

The Rhode Island Division of Lotteries will continue to maintain oversight and regulation of all gaming. All aspects of the lottery and gaming programs will continue to be state-operated.

“This announcement signals the start of a strong three way partnership that includes not just the two companies, but the State of Rhode Island as well,” said Mr. Vincent. “Importantly, it will harness the strongest attributes of each company to better serve Rhode Island taxpayers, to preserve valuable jobs and to make meaningful infrastructure improvements at the gambling facilities. We appreciate the active involvement of the Executive and Legislative branches of government for encouraging both organizations to work together in such a unique and highly effective manner.”

Expansion and Renovations Planned for Twin River Casino Hotel, Lincoln

As part of this comprehensive proposal, Twin River will commence an 18-month renovation and expansion of its flagship property, Twin River Casino Hotel, subject to receiving all necessary state and local approvals. Highlights of the expansion include a 40,000 square foot addition to the first floor gaming space, the addition of a 14,000 square foot spa in the hotel which will now have a dedicated entrance, greater separation between the smoking and non-smoking areas of the gaming floor and removal of most of the slot machines on the second floor to allow for a new entertainment concept to be announced at a later date. The combined improvement and expansion in Lincoln along with additional technology investments will exceed $100 million.

Preliminary drawings of the expansion plans (attached) will be refined in the weeks ahead in close collaboration with the Division of Lotteries. Mr. Crisafulli remarked, “We all recognize the New England gaming landscape has changed significantly in just the last short five years, and our players have more choices. It is crucial that not only the gaming floor in Rhode Island be as vibrant and content-driven as our competitors, but that the wider range of amenities also meet our customer’s expectations. Both the state and IGT indicated that substantial investment in the facility would be helpful, and we heard them loud and clear. We are excited to undertake renovations to the existing space in Lincoln such as clearer separation of our smoking and non-smoking areas, improved lighting, a greater assortment of restaurants and bars, a dedicated hotel entrance, and the addition of a 14,000 square foot spa off of the hotel.”

He continued, “We are also excited about creating a one level gaming floor, which we think will greatly energize the casino atmosphere. And by freeing up a good portion of the second floor, we have the unique opportunity to consider other entertainment options which would complement our dining and gaming experience, all under one roof.”

Mr. Gendron, who was the company’s lead negotiator for the deal added: “It was very important to IGT that we have a comprehensive strategy to improve the competitiveness of the Rhode Island facilities, and the combination of our collective content strategy paired with the expansion plan by Twin River is a powerful way to respond to increasing regional competition.”

Commitment to Providence

Twin River further announced it will commit to a 12,000 square foot headquarters in the City of Providence. It is currently leasing temporary space at 100 Westminster Street. Various locations are being explored.

“We are deeply committed to the City of Providence,” said Crisafulli. “When we announced our decision to locate our headquarters here approximately one year ago we said we were excited to be a part of the revitalization of this great city. We are equally committed to taking a more active role in that resurgence and establishing deep roots in our hometown is just one of many ways we will achieve that.”

Legislation

IGT will continue to seek General Assembly approval for legislation authorizing the governor to extend its contract through 2043. The legislation would continue to include the employment commitment of 1100 jobs in Rhode Island with an aggregate annual payroll of at least 250% of minimum wage, an investment of $150 million and a payment of $25 million in license fees, $6.5 million of which will now be paid by Twin River. All deadlines contained in the proposal last year will shift by one year and otherwise remain intact.

Mr. Gendron further commented: “An important consideration was ensuring the smooth and successful replacement of all lottery and gaming systems by IGT sequentially in order to minimize risk, and this proposal accomplishes that objective, providing important protections to all stakeholders as we bring new state-of-the-art technology into Rhode Island.”

As part of this comprehensive and integrated proposal, Twin River will also seek legislative approval to authorize the Executive Branch to amend its regulatory agreement with the State as well as its Master Contract to allow for its extension to 2043 from 2030 in order to match the length of the IGT contract and license Twin River as a technology provider from July 1, 2020 – January 1, 2022. It is envisioned that one comprehensive piece of legislation will be introduced in the 2020 General Assembly. The parties underscored that all components of the proposed partnership must be approved for the overall proposal to become effective.

President of the Senate Dominick J. Ruggerio said, “I am pleased that these two valued Rhode Island companies came together to work in partnership for the mutual benefit of both companies and, most importantly, all Rhode Islanders. The state’s taxpayers will be the ultimate beneficiaries of a successful economic development partnership that maintains good jobs while protecting and hopefully enhancing an important state revenue stream. The Senate Finance Committee will be doing its due diligence on the proposal in the coming weeks.”

“I am first and foremost pleased that our two partners most responsible for our critical gaming revenues have opted to put the needs of the taxpayers before their own,” said Speaker of the House Nicholas Mattiello. “I am also pleased that the proposed plan protects the 1,100 existing IGT jobs – that has always been one of my main concerns. With that said, the House will have a full and thorough public review of this proposal and attendant legislation.”

Forward-Looking Statements

This communication contains "forward-looking" statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and Twin River Worldwide Holdings’ plans, objectives, expectations and intentions, and legal, economic and regulatory conditions, are forward-looking statements. Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the implementation of the proposed JV and proposed agreement with the state; (2) the possibility that the anticipated operating results and other benefits of the proposed JV and proposed agreement with the state are not realized when expected or at all; or that the proposed JV and proposed agreement state are not completed at all; (3) local risks including proximate competition, potential competition, legislative and regulatory risks and local relationships; and (4) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of Twin River Worldwide Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019.
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Twin River Casino Hotel

PRESENTATION FOR:

TWIN RIVER CASINO

LINCOLN, RHODE ISLAND

JANUARY 21, 2020

TWIN RIVER CASINO HOTEL

JCJARCHITECTURE

SITE PLAN - **PROPOSED EXPANSION**

0 50 100 200 ft
NORTH
TWIN RIVER ROAD
HOTEL
ADDITION
10,000SF
CASINO
ADDITION
40,000SF
EVENT
CENTER

TWIN RIVER CASINO
LINCOLN, RHODE ISLAND

TWIN RIVER CASINO HOTEL

JCJARCHITECTURE
H200004.A0 / 2020-0121 / © JCJ ARCHITECTURE

GROUND LEVEL PLAN - **PROPOSED EXPANSION**

0
50
100
200 ft
NORTH
SERVICE YARD
EMPLOYEE PARKING
HOTEL
SPA 14,000SF
ADDITION 10,000SF
EXISTING GAMING
EXISTING GAMING
EVENT CENTER
REST-ROOMS
F & B
GAMING
RELOCATION FROM 2ND LEVEL
BOH
ADDITION 40,000SF

- **780 SLOTS / 12 TABLE GAMES / 22 POKER TABLES** TO BE RELOCATED FROM 2ND LEVEL TO EXPANSION (APPROX. **30,000SF GAMING**)
- APPROX. **104 PARKING SPACES** TO BE REPLACED AFTER BULDING EXPANSION

TWIN RIVER CASINO
LINCOLN, RHODE ISLAND

TWIN RIVER CASINO HOTEL

JCJARCHITECTURE
H200004.A0 / 2020-0121 / © JCJ ARCHITECTURE

SECOND LEVEL PLAN - **PROPOSED MODIFICATION**

0
50
100
200 ft
NORTH
HOTEL
EXPANSION BELOW
GAMING / F&B
TO BE RELOCATED TO GROUND LEVEL EXPANSION
SPORTS-BOOK
RESTAURANTS
FUTURE ENTERTAINMENT
GAMING BELOW
EVENT CENTER
EXPANSION BELOW

- **780 SLOTS / 12 TABLE GAMES / 22 POKER TABLES** TO BE RELOCATED TO GROUND LEVEL EXPANSION (APPROX. **30,000SF GAMING**)
- 75 SLOTS TO REMAIN ON 2ND LEVEL

TWIN RIVER CASINO
LINCOLN, RHODE ISLAND

TWIN RIVER CASINO HOTEL

JCJARCHITECTURE
H200004.A0 / 2020-0121 / © JCJ ARCHITECTURE

AERIAL VIEW - **EXISTING**

TWIN RIVER CASINO

LINCOLN, RHODE ISLAND

TWIN RIVER CASINO HOTEL

JCJARCHITECTURE

H200004.A0 / 2020-0121 / © JCJ ARCHITECTURE

AERIAL VIEW - **PROPOSED EXPANSION**

TWIN RIVER CASINO

LINCOLN, RHODE ISLAND

TWIN RIVER CASINO HOTEL

JCJ ARCHITECTURE

H200004.A0 / 2020-0121 / © JCJ ARCHITECTURE